Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (“First Amendment”), dated as of December 1, 2022, is by and between Delta Apparel, Inc., a Georgia corporation (“Company”), and Nancy Bubanich (“Executive”).

WHEREAS, Executive and the Company entered into an Employment Agreement dated January 1, 2022 (“Agreement”), providing for the terms of Executive's employment with the Company; and

WHEREAS, Executive and Company desire to amend Sections 1, 2(a), 2(b), and 4(d) of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

The last sentence of Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

Executive's job title will be Vice President and Chief Accounting Officer, and Executive’s duties will be those as are determined by the Company’s Chief Executive Officer.

2.

Section 2(a) of the Agreement is hereby amended and restated in its entirety as follows:

(a) Base Salary. During the term of Executive's employment with the Company pursuant to this Agreement, the Company shall pay to Executive as compensation for Executive’s services an annual base salary of not less than $260,000.00 (“Base Salary”). Executive's Base Salary will be payable in arrears in accordance with the Company's normal payroll procedures and will be reviewed annually and subject to upward adjustment at the discretion of Executive’s direct supervisor. Nothing in this Agreement entitles Executive to an annual base salary of more than the above-referenced Base Salary amount.

3.

Section 2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(b) Incentive Compensation. During the term of this Agreement, Executive shall be entitled to participate in the Company's Short-Term Incentive Compensation Plan as in effect from time to time. Any cash compensation payable under this paragraph shall be referred to as “Incentive Compensation” in this Agreement. The Company reserves the right to amend and/or terminate its Short-Term Incentive Compensation Plan and nothing in this Agreement entitles Executive to any particular level of participation in the Company's Short-Term Incentive Compensation Plan. Notwithstanding anything to the contrary herein, for the Company’s 2023 fiscal year ending September 30, 2023 (“Fiscal Year 2023”), Executive’s base Incentive Compensation will be $50,000, which will be adjusted up or down depending on the Company’s actual earnings before interest and taxes (“EBIT”) for Fiscal Year 2023 per the terms of the Delta Apparel, Inc. Short-Term Incentive Compensation Plan. For Fiscal Year 2023 only, Executive shall be entitled to receive payment of the greater of the following amounts: (i) the Incentive Compensation payable to Executive under the Company's Short-Term Incentive Compensation Plan for Fiscal Year 2023; or (ii) $125,000, with the greater of such amounts payable to Executive as soon as practicable following the date the Company files with the U.S. Securities and Exchange Commission its annual report on Form 10-K for Fiscal Year 2023, provided that Executive must be employed by the Company on such filing date to be eligible to receive such amount.

4.

Section 4(d) of the Agreement is hereby amended and restated in its entirety as follows:

(d) Termination by Executive. Executive may terminate Executive’s employment at any time by delivering ninety (90) days prior written notice to the Company; provided, however, that the terms, conditions and benefits specified in Section 5 hereof shall apply or be payable to Executive only if such termination occurs as a result of a material breach by the Company of any provision of this Agreement for which the Executive provides written notice to the Company within ninety (90) days of the initial existence of the alleged material breach and which is not cured by the Company within thirty (30) days of Executive’s notice to the Company.

Except as otherwise provided in this First Amendment, the Agreement will continue as provided therein for the remaining term of the Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Delta Apparel, Inc. By: /s/ Robert W. Humphreys Name: Robert W. Humphreys Title: Chairman & Chief Executive Officer

“Executive” By: /s/ Nancy Bubanich Name: Nancy Bubanich Title: Vice President & Chief Accounting Officer

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